POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:  That the undersigned

has made, constituted and appointed, and by this instrument does make,

constitute and appoint, each of EARL R. FRANKLIN, MARK M. McGUIRE, MARK

HENNESSEY, DAVID M. OLOUGHLIN, LIZBETH L. WRIGHT, GORDON S. KAISER,
ANTHONY
M. SMITS, CIPRIANO BEREDO, SEAN PEPPARD AND CLAUDIA TALLER, acting individually, as his or her true and lawful attorney, for him or her, and in his or her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to reports to the Securities and Exchange
Commission on Forms 3, 4 ,5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by Eaton Corporation, an
Ohio corporation, and to any and all
amendments to such reports, giving and
granting unto each such
attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.


This Power of Attorney shall expire
on the date the undersigned is no
longer required to file Form 4, 5 or
144 reports with the Securities and
Exchange Commission with respect to
holdings of and transactions in
securities issued by Eaton Corporation,
unless revoked in writing prior
thereto.
IN WITNESS WHEREOF, this
Power of Attorney has been signed at
Eaton Center, Cleveland, Ohio, as of
the 20th day of January, 2006.






	/s/ Donald
McGrath